                                                                    Exhibit 99.1

                                BNS HOLDING, INC.
                         25 ENTERPRISE CENTER, SUITE 103
                         MIDDLETOWN, RHODE ISLAND 02842

                              FOR IMMEDIATE RELEASE

         BNS HOLDING, INC. ANNOUNCES CONVERSION OF CLASS B COMMON STOCK
              INTO CLASS A COMMON STOCK, AND REVOCATION OF DIRECTOR
                            MANDATORY RETIREMENT RULE

MIDDLETOWN,  RHODE  ISLAND,  APRIL 13, 2005 -- BNS HOLDING,  INC.  (OTCBB:BNSIA)
announced today that the Company's Board of Directors has, by unanimous consent, authorized the conversion of all issued and outstanding  shares of the Company's
Class B Common Stock into shares of the  Company's  Class A Common  Stock,  on a share-for-share  basis,  effective May 2, 2005. As of April 11, 2005, there were
6,318 shares of Class B Common Stock issued and  outstanding.  The Board further authorized  the  revocation of the standing  Board rule requiring all members of the Board of  Directors  who have reached the age of 70 years old to retire from the Board on the date of the following annual stockholders' meeting.

This  press  release  contains  forward-looking  statements,  as  defined in the
Private  Securities   Litigation  Reform  Act  of  1995.  Such   forward-looking
statements involve a number of assumptions,  risks, and uncertainties that could cause the actual results of the Company to differ  materially from those matters expressed in or implied by such forward-looking  statements.  They involve known and unknown risks,  uncertainties,  and other  factors,  which are in some cases beyond the control of the Company.  Additional  information regarding these risk factors and  uncertainties is described more fully in the Company's SEC filings.
A copy of all SEC  filings  may be  obtained  from the  SEC's  EDGAR  web  site,
www.sec.gov,  or by contacting:  Michael  Warren,  President and Chief Executive
Officer, telephone (401) 848-6500. The Company does not maintain a web site.

                                       END